Exhibit 10.1

INCREMENTAL AMENDMENT

INCREMENTAL AMENDMENT, dated as of March 17, 2009 (this “Incremental Amendment”), by and among Freescale Semiconductor, Inc. (the “Borrower”), Freescale Semiconductor Holdings V, Inc. (formerly known as Freescale Acquisition Holdings Corp.) (“Holdings”), Freescale Semiconductor Holdings I, Ltd. (formerly known as Freescale Holdings (Bermuda) I, Ltd.) (“Bermuda I”), Freescale Semiconductor Holdings II, Ltd. (formerly known as Freescale Holdings (Bermuda) II, Ltd.) (“Bermuda II”), Freescale Semiconductor Holdings IV, Ltd. (formerly known as Freescale Holdings (Bermuda) IV, Ltd.), (“Bermuda IV”), Freescale Semiconductor Holdings III, Ltd. (formerly known as Freescale Holdings (Bermuda) III, Ltd.) (“Parent”), each of the Subsidiary Guarantors party hereto, the New Term Lenders (as defined below) and Citibank, N.A., as Administrative Agent, as Collateral Agent for the Secured Parties (as defined below) (in such capacity, the “Collateral Agent”) and as Incremental Collateral Agent for the New Term Lenders (as defined below) (in such capacity, the “Incremental Collateral Agent”).

W I T N E S S E T H:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of December 1, 2006, as amended by Amendment No. 1, dated as of February 14, 2007 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”), by and among Parent, Bermuda IV, Holdings, the Borrower, the lenders party thereto from time to time, the Administrative Agent and Citibank, N.A. as Swing Line Lender and L/C Issuer.

WHEREAS, pursuant to Section 2.14 of the Credit Agreement, (a) the Borrower may request Incremental Term Loans by giving written notice of such request to the Administrative Agent, (b) the Borrower has given such a written notice to the Administrative Agent for Incremental Term Loans in an aggregate amount of up to $1,000,000,000 having the same terms and conditions of the Term Loans under the Credit Agreement except as specifically provided herein and (c) the entities party hereto as lenders with commitments in respect of the Incremental Term Loans (for purposes hereof, the “New Term Lenders”) are willing to become party hereto and to extend such Incremental Term Loans;

WHEREAS, the New Term Loans (as defined below) will be used, in part, to repurchase and refinance certain of the Senior Notes and Senior Subordinated Notes;

WHEREAS, as requested by the Borrower in its notice of Borrowing with respect to the New Term Loans pursuant to Section 2.14 of the Credit Agreement (the “Committed Loan Notice”), the New Term Loans shall be made by the New Term Lenders by either (a) making the amount of their respective New Term Loans available in immediately available funds or (b) delivering Senior Notes and Senior Subordinated Notes, in each case in the manner and in the respective principal amounts as agreed by them in their respective Commitment Letters (as defined below);

WHEREAS, the terms of the New Term Loans, to the extent different from those provided for Term Loans in the Loan Documents, are reasonably acceptable to the Administrative Agent, and each New Term Lender which is not a Lender, an Affiliate of a Lender or an Approved Fund has been approved and consented to by the Administrative Agent, in each case as evidenced by the Administrative Agent being party hereto; and

NOW, THEREFORE, the parties hereto agree as follows (with all of the agreements and covenants herein being for the express benefit of all the parties hereto and to the Credit Agreement and with all of the agreements and covenants of the New Term Lenders being binding upon their respective successors and assigns (and their assigns) of the New Term Loans):

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings provided for such terms in the Credit Agreement. As used in this Incremental Amendment, terms otherwise defined herein shall have the respective meanings specified for them and the following terms shall have the meanings specified below:

“2006 Security Agreement” shall mean that certain Security Agreement, dated as of December 1, 2006, among Holdings, the Borrower, Bermuda IV and the Collateral Agent, as supplemented by Supplement No. 1, dated as of June 5, 2008, to the Security Agreement, and as further amended, supplemented or otherwise modified.

“Arrangers” shall have the meaning given such term in the Confidential Information Memorandum.

“Commitment Letter” shall mean, with respect to each New Term Lender, its duly executed commitment letter, in substantially the form of Annex B and/or Annex C to the Confidential Information Memorandum.

“Confidential Information Memorandum” shall mean that certain Confidential Information Memorandum of the Borrower dated February 10, 2009, as amended or supplemented from time to time.

“Eligible Holder” shall mean any Person that is (i) a commercial bank, an insurance company, a finance company, a financial institution or any fund that invests in loans in the ordinary course of business and has total assets in excess of $5,000,000 and (ii) a “qualified institutional buyer” as defined in Exhibit A hereto.

“Note Invitations” shall have the meaning given such term in the Confidential Information Memorandum.

“Secured Parties” shall have the meaning given such term in the 2006 Security Agreement.

“Senior Toggle Notes” shall mean the Borrower’s 9.125%/9.875% Senior PIK-Election Notes due 2014.

SECTION 2. Amendment to Section 1.01 (Defined Terms) of the Credit Agreement.

(a) The defined term “Default Rate” shall be deleted in its entirety and shall be replaced with the following:

“ “Default Rate” means, (a) as to any New Term Loan, an interest rate per annum equal to 14.5%; and (b) as to any Loan other than a New Term Loan, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate applicable to Base Rate Loans plus (iii) 2.0% per annum; provided that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.”

(b) The defined term “Interest Payment Date” shall be deleted in its entirety and shall be replaced with the following:

“ “Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan or a New Term Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made; and (c) as to any New Term Loan, (i) the first Business Day of June, 2009 and, thereafter, the first Business Day of each March, June, September and December and (ii) the Maturity Date applicable to the New Term Loans.”

(c) The defined term “Maturity Date” shall be deleted in its entirety and shall be replaced with the following:

“ “Maturity Date” means (a) with respect to the Revolving Credit Facilities, the sixth anniversary of the Closing Date, (b) with respect to the Term Loans made on the Closing Date, the seventh anniversary of the Closing Date and (c) with respect to the New Term Loans, December 15, 2014; provided that if any such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.”

(d) The defined term “New Term Loans” shall be inserted in appropriate alphabetical order:

“New Term Loans” shall have the meaning assigned to such term in the Incremental Amendment dated as of March 17, 2009 by and among the Borrower, Holdings, Parent, each of the Other Parent Guarantors, each of the Subsidiary Guarantors party thereto, the New Term Lenders and Citibank, N.A., as Administrative Agent, as Collateral Agent and as Incremental Collateral Agent.”

SECTION 3. Terms of the New Term Loans.

(a) Making of New Term Loans. (i) Subject to the terms and conditions hereof, and except as provided in clause (ii) below, each New Term Lender severally agrees to make to the Borrower a single term loan (a “New Term Loan”) denominated in Dollars, in a principal amount equal to such New Term Lender’s commitment set forth in its Commitment Letter, on March 17, 2009 (the “New Term Loan Closing Date”).

(ii) If the Note Invitations with respect to the Senior Toggle Notes have been extended as provided in the Confidential Information Memorandum (such extension, the “Senior Toggle Extension”), then each New Term Lender with a commitment to deliver Senior Toggle Notes (the “Senior Toggle Lenders”), subject to the terms and conditions hereof, severally agrees to make to the Borrower a New Term Loan denominated in Dollars, in a principal amount equal to such New Term Lender’s commitment with respect to the Senior Toggle Notes set forth in its Commitment Letter, on the date specified to effect such loans in accordance with the provisions of the Confidential Information Memorandum (the “Senior Toggle Funding Date”).

(iii) Except as provided in clause (iv) below, each New Term Lender shall make its New Term Loan by (x) either (A) making an amount equal to the amount of its allocated commitment that is specified in its Commitment Letter and accepted by the Borrower and the Arrangers available to the Administrative Agent in Dollars, in immediately available funds, at the Administrative Agent’s Office not later than 11:00 a.m., New York City time, on the New Term Loan Closing Date (it being understood and agreed that each of the New Term Loans funded in cash will be funded with 25% original issue discount) or (B) delivering those certain Senior Notes and Senior Subordinated Notes in the manner set forth in the Confidential Information Memorandum and in the respective principal amounts as agreed by such New Term Lender in its Commitment Letter and

(y) such New Term Lender otherwise satisfying the requirements applicable to it as provided in the Confidential Information Memorandum and in connection with its Commitment Letter on or before the New Term Loan Closing Date. On the New Term Loan Closing Date, each New Term Lender that has satisfied the actions described in the preceding sentence shall be deemed to have made, and shall have made, a New Term Loan in an aggregate principal amount equal to the commitment of such New Term Lender as set forth in such New Term Lender’s Commitment Letter.

(iv) If the Senior Toggle Extension has occurred, then each Senior Toggle Lender shall make its New Term Loan by (x) delivering those certain Senior Toggle Notes in the manner set forth in the Confidential Information Memorandum and in the respective principal amounts as agreed by such Senior Toggle Lender in its Commitment Letter and (y) such Senior Toggle Lender otherwise satisfying the requirements applicable to it as provided in the Confidential Information Memorandum and in connection with its Commitment Letter on or before the Senior Toggle Funding Date. On the Senior Toggle Funding Date, each Senior Toggle Lender that has satisfied the actions described in the preceding sentence shall be deemed to have made, and shall have made, a New Term Loan in an aggregate principal amount equal to the commitment of such Senior Toggle Lender with respect to the Senior Toggle Notes as set forth in such Senior Toggle Lender’s Commitment Letter.

(v) Except as provided in the Confidential Information Memorandum, in consideration of the fees payable by the Borrower to the Arrangers pursuant to the arrangements described in the Confidential Information Memorandum, each Arranger shall be deemed to have made, and shall have made, a New Term Loan to the Borrower on the New Term Loan Closing Date in an aggregate principal amount separately agreed to in writing by the Borrower and the Arrangers.

(vi) Upon the effectiveness of this Incremental Amendment, the Administrative Agent shall immediately make the portion of the New Term Loans received from the New Term Lenders in immediately available funds available to the Borrower by wire transfer of such funds in accordance with instructions provided to the Administrative Agent by the Borrower.

(vii) Notwithstanding anything to the contrary in the Loan Documents, the Borrower shall deliver a Committed Loan Notice (which may be revoked by the Borrower in its sole discretion at any time) to the Administrative Agent with respect to each Borrowing of the New Term Loans on or prior to the New Term Loan Closing Date and, if applicable, the Senior Toggle Funding Date.

(b) Credit Agreement Governs. Except as set forth in this Incremental Amendment, the New Term Loans shall have the same terms as the Term Loans and the New Term Loans shall be subject to the provisions of the Credit Agreement and the other Loan

Documents as modified hereby. The definition of “Term Loans” in the Credit Agreement shall be deemed to include the New Term Loans unless the context shall otherwise require. The definition of “Agents” shall be deemed to include the Incremental Collateral Agent unless the context shall otherwise require.

(c) Interest Rate. Each New Term Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to 12.5%.

(d) Amortization. The Borrower shall repay to the Administrative Agent for the ratable account of the New Term Lenders (i) on the first Business Day of each March, June, September and December, commencing with the first Business Day of June, 2009, an aggregate Dollar Amount equal to 0.25% of the aggregate Dollar Amount of all New Term Loans outstanding on the later of the New Term Loan Closing Date and, if applicable, the Senior Toggle Funding Date (which payments shall be reduced as a result of the application of prepayments of the New Term Loans in accordance with the order of priority set forth in Section 2.05 of the Credit Agreement) and (ii) on the Maturity Date, the aggregate principal amount of all New Term Loans outstanding on such date; provided that if any New Term Loan would otherwise constitute an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code and a deduction for interest on such New Term Loan would be deferred or disallowed under Section 163(e)(5) of the Code, at the end of the first accrual period ending after the fifth anniversary of the New Term Closing Date or, if applicable, the Senior Toggle Funding Date (the “AHYDO Repurchase Date”), the Borrower shall be required to pay or purchase for cash a portion of such New Term Loan then outstanding equal to the Mandatory Principal Repurchase Amount (the “Mandatory Principal Repurchase”). The payment amount or purchase price for the portion of each New Term Loan that is paid or repurchased pursuant to a Mandatory Principal Repurchase will be 100% of the principal amount of such portion plus any accrued interest thereon on the payment or repurchase date. The “Mandatory Principal Repurchase Amount” shall mean the portion of each New Term Loan required to be paid or repurchased to prevent such New Term Loan from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code. No partial prepayment of a New Term Loan prior to the AHYDO Repurchase Date will alter the Borrower’s obligation to make the Mandatory Principal Repurchase.

(e) Assignees. For purposes of the New Term Loans only, the following provisions (including any defined terms) shall replace Section 10.07(b)(i) of the Credit Agreement in its entirety:

(i) Subject to the conditions set forth in 10.07(b)(ii), any Lender of a New Term Loan may assign to one or more Eligible Holders (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of the New Term Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed, it being understood that the Borrower shall have the right to withhold its consent if the Borrower would be required to obtain the consent of, or make a filing or registration with, a Governmental Agency) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to an Eligible Holder that is a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, any Eligible Holder; and

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a New Term Loan to an Eligible Holder that is a Lender, an Affiliate of a Lender or an Approved Fund.

SECTION 4. Representations and Agreements. (a) To induce the New Term Lenders and the Administrative Agent to enter into this Incremental Amendment and the New Term Lenders to make the New Term Loans, the Borrower hereby represents and warrants to them that:

(i) The representations and warranties of the Borrower and each other Loan Party contained in Article 5 of the Credit Agreement or any other Loan Document shall be true and correct in all material respects on and as of the New Term Loan Closing Date and, if applicable, the Senior Toggle Funding Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(ii) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(b) Each New Term Lender hereby represents, warrants and agrees to and with the Borrower and the Administrative Agent that:

(i) Such New Term Lender has delivered or will deliver on the New Term Loan Closing Date or, if applicable, the Senior Toggle Funding Date, the tax forms and certificates required to be delivered by a Lender (including, if applicable to such New Term Lender, a Foreign Lender) under Section 10.15 of the Credit Agreement, on or before the date such Lender becomes a New Term Lender under the Credit Agreement.

(ii) Such New Term Lender has delivered or will promptly deliver to the Administrative Agent a completed Administrative Questionnaire.

(iii) Such New Term Lender is either (A) (1) a beneficial holder of Senior Notes or Subordinated Notes and (2) an Eligible Holder or (B) if funding in immediately available funds, an existing Lender.

SECTION 5. Conditions to Effectiveness of Incremental Amendment. This Incremental Amendment and the obligations of each New Term Lender to make a New Term Loan hereunder shall become effective on the New Term Loan Closing Date subject to the satisfaction of each of the following conditions or the waiver thereof by the Administrative Agent:

(a) The Administrative Agent shall have received counterparts of this Incremental Amendment, duly executed and delivered by Bermuda I, Bermuda II, Bermuda IV, Parent, Holdings, the Borrower, the Subsidiary Guarantors, the Collateral Agent, the Incremental Collateral Agent and the New Term Lenders.

(b) The Administrative Agent shall have received the Committed Loan Notice duly executed and delivered by the Borrower on or prior to the New Term Loan Closing Date and, if applicable, the Senior Toggle Funding Date.

(c) The Administrative Agent shall have received, on behalf of itself and the New Term Lenders, a favorable written opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.

(d) The Administrative Agent shall have received, on behalf of itself and the New Term Lenders, a favorable written opinion of Conyers, Dill & Pearman, counsel to the Loan Parties incorporated under the laws of Bermuda, in form and substance reasonably satisfactory to the Administrative Agent.

(e) The Administrative Agent shall have received such customary evidence of authority and officers certificates as the Administrative Agent may reasonably request relating to (i) the organization, existence and good standing of each Loan Party in its jurisdiction of organization and (ii) the incumbency of the officers of each Loan Party executing the Loan Documents to which it is a party.

(f) The Administrative Agent shall have received from each Loan Party a certificate signed by a Responsible Officer and the secretary or assistant secretary of such Loan Party, together with, and certifying as to the accuracy and completeness of copies of (i) the certificate or articles of incorporation, certificate of limited partnership or certificate of formation, as applicable, of such Loan Party and (ii) the by-laws, partnership agreement, limited liability company agreement or other equivalent governing documents, as applicable, of such Loan Party.

(g) The Administrative Agent shall have received all fees payable thereto on or prior to the New Term Loan Closing Date and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the New Term Loan Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Loan Parties under any Loan Document.

(h) The conditions set forth in Section 4.02 of the Credit Agreement as applicable to the making of the New Term Loans shall have been satisfied, and the Administrative Agent shall have received a certificate of the Borrower to such effect dated the New Term Loan Closing Date and, if applicable, the Senior Toggle Funding Date.

SECTION 6. Reaffirmation of Security; Confirmation of Liens; Precautionary Security Interest. (a) Each of the Loan Parties hereby confirms its respective pledges and grants of security interests, as applicable, under each of the Loan Documents to which it is a party, and agrees that, notwithstanding the effectiveness of this Incremental Amendment and the making of the New Term Loans, such pledges and grants of security interests shall continue to be in full force and effect and shall continue to accrue to the benefit of the Lenders (including the New Term Lenders) and the Secured Parties (including the New Term Lenders). The parties hereto confirm and agree that the Obligations owed to the New Term Lenders are secured by each of the Liens previously granted to the Collateral Agent by the respective grantors pursuant to each of the Collateral Documents (including the 2006 Security Agreement) and that the Collateral Agent represents the Secured Parties (including the New Term Lenders). However, for the avoidance of doubt, and merely as a precaution, the 2006 Security Agreement is hereby amended by adding a new Section 6.17 at the end thereof:

“SECTION 6.17 New Term Lenders. In addition to, and not in lieu of, any other Liens for the benefit of the New Term Lenders (as defined in the Incremental Amendment), as security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, security interests are hereby granted by the following Grantors to the Incremental Collateral Agent (as defined in the Incremental Amendment) in all right, title or interest in or to any and all of the following Collateral, in each case whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest: (i) by each of the Grantors in the Pledged Collateral and (ii) by each of the Grantors other than Bermuda IV in the Article 9 Collateral. ‘Incremental Amendment’ shall mean that Incremental Amendment dated as of March 17, 2009 by and among the Grantors, the New Term Lenders, the Administrative Agent, the Collateral Agent and the Incremental Collateral Agent.”

(b) The parties hereto agree and confirm that (i) Citibank, N.A. is hereby appointed by the New Term Lenders and designated to act as the collateral agent for the benefit of the New Term Lenders (in such capacity, the “Incremental Collateral Agent”) for purposes of acquiring, holding and enforcing any and all Liens on personal property collateral granted under any Loan Documents by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto and (ii) the

Incremental Collateral Agent shall have all of the same rights, remedies and obligations as the rights, remedies and obligations of the Collateral Agent under the Credit Agreement and the other Loan Documents, including all the benefits of Article IX of the Credit Agreement. For the avoidance of doubt, it is the intention of the parties hereto that the rights and duties of the Incremental Collateral Agent will fully overlap with the rights and duties of the Collateral Agent with respect to the New Term Lenders, and as a result, it is the intention of the parties hereto that the Collateral Agent will exercise any and all rights under the Collateral Documents or applicable law on behalf of the Incremental Collateral Agent and all Secured Parties in accordance with the terms thereof.

SECTION 7. Effects on Loan Documents. (a) Except as specifically amended or modified herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(b) Except as specifically provided for herein, the execution, delivery and effectiveness of this Incremental Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents.

(c) The Borrower and the other parties hereto hereby acknowledge and agree that this Incremental Amendment shall constitute a “Loan Document” as such term is used in the Credit Agreement, and each reference in the Credit Agreement to the “Loan Documents” shall be deemed to include this Incremental Amendment. On and after the New Term Loan Closing Date, (i) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Incremental Amendment, and (ii) each reference in the 2006 Security Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the 2006 Security Agreement, and each reference in the other Loan Documents to the “Security Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the 2006 Security Agreement shall mean and be a reference to the 2006 Security Agreement as amended by this Incremental Amendment.

SECTION 8. Expenses. The Borrower hereby agrees to pay or reimburse the Administrative Agent, the Collateral Agent and the Incremental Collateral Agent for all its reasonable documented out-of-pocket costs and expenses incurred in connection with this Incremental Amendment, and any other documents prepared in connection herewith and the transactions contemplated hereby, in each case to the extent required by Section 10.04 of the Credit Agreement.

SECTION 9. Non-Reliance on Administrative Agent. Each New Term Lender represents to the Administrative Agent, the Collateral Agent and the Incremental Collateral Agent that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Incremental Collateral Agent or any Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its New Term Loans hereunder and enter into this Incremental Amendment. Each New Term Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Incremental Collateral Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Incremental Amendment and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates.

SECTION 10. Administrative Agent Consent. The Administrative Agent hereby agrees, for purposes of Section 2.14 of the Credit Agreement, and without prejudice to or affecting Section 9 hereof, that (i) any of the terms of the New Term Loans provided in this Incremental Amendment, to the extent such terms differ from those provided for Term Loans in the Loan Documents, are reasonably acceptable to the Administrative Agent and (ii) each New Term Lender which is not a Lender, an Affiliate of a Lender or an Approved Fund has been approved and consented to by the Administrative Agent.

SECTION 11. Joinder. From and after the New Term Loan Closing Date, each New Term Lender executing and delivering a signature page to this Incremental Amendment shall become a party to the Credit Agreement and, except as specifically set forth herein, shall have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof.

SECTION 12. Reaffirmation of Guaranty. Each of the Guarantors, hereby confirms, reaffirms and ratifies the Guaranty and acknowledges and agrees that the Guaranty is, and shall remain, the valid and enforceable obligation of such Guarantor and in full force and effect and shall apply, without limitation, to the obligations of such Guarantor under this Incremental Amendment. Each Guarantor hereby waives any defenses or counterclaims it may have to its obligations under the Guaranty as a result of the transactions contemplated by this Incremental Amendment.

SECTION 13. GOVERNING LAW; WAIVER OF JURY TRIAL.

(a) THIS INCREMENTAL AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN).

(b) EACH PARTY TO THIS INCREMENTAL AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY

OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 14. JURISDICTION; CONSENT TO SERVICE OF PROCESS. ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS INCREMENTAL AMENDMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS INCREMENTAL AMENDMENT, ANY OTHER LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

SECTION 15. Amendments; Execution in Counterparts. (a) This Incremental Amendment may not be amended nor may any provision hereof be waived on or prior to the New Term Loan Closing Date except pursuant to a writing signed by Parent, Bermuda I, Bermuda II, Bermuda IV, Holdings, the Borrower, the Subsidiary Guarantors, the Administrative Agent, the Collateral Agent, the Incremental Collateral Agent and the New Term Lenders and thereafter except as provided for in Section 10.01 of the Credit Agreement.

(b) This Incremental Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, including by means of facsimile or electronic transmission, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed signature page to the Commitment Letter by each New Term Lender shall be effective as delivery of an executed counterpart hereof by each such New Term Lender.

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IN WITNESS WHEREOF, the parties hereto have caused this Incremental Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

FREESCALE SEMICONDUCTOR, INC.

By:	/s/ Alan Campbell
	Name:	Alan Campbell
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Incremental Amendment]

FREESCALE SEMICONDUCTOR HOLDINGS I, LTD.

By:	/s/ Alan Campbell
	Name:	Alan Campbell
	Title:	Chief Financial Officer and Vice President

[Signature Page to Incremental Amendment]

FREESCALE SEMICONDUCTOR HOLDINGS II, LTD.

By:	/s/ Alan Campbell
	Name:	Alan Campbell
	Title:	Chief Financial Officer and Vice President

[Signature Page to Incremental Amendment]

FREESCALE SEMICONDUCTOR HOLDINGS III, LTD.

By:	/s/ Alan Campbell
	Name:	Alan Campbell
	Title:	Chief Financial Officer and Vice President

[Signature Page to Incremental Amendment]

FREESCALE SEMICONDUCTOR HOLDINGS IV, LTD.

By:	/s/ Alan Campbell
	Name:	Alan Campbell
	Title:	Chief Financial Officer and Vice President

[Signature Page to Incremental Amendment]

FREESCALE SEMICONDUCTOR HOLDINGS V, INC.

By:	/s/ Alan Campbell
	Name:	Alan Campbell
	Title:	Chief Financial Officer

[Signature Page to Incremental Amendment]

SIGMATEL, LLC

By: Freescale Semiconductor, Inc., its sole member

By:	/s/ Alan Campbell
	Name:	Alan Campbell
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Incremental Amendment]

CITIBANK, N.A., as Administrative Agent, Collateral Agent, Incremental Collateral Agent and New Term Lender

By:	/s/ Timothy P. Dilworth
	Name:	Timothy P. Dilworth
	Title:	Vice President

[Signature Page to Incremental Amendment]

EXHIBIT A

“qualified institutional buyer” means:

(1) (i) Any of the following entities, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the entity:

(A) Any insurance company as defined in Section 2(a)(13) of the Securities Act of 1933, as amended (the “Securities Act”);

(B) Any investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or any business development company as defined in Section 2(a)(48) of the Investment Company Act;

(C) Any small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

(D) Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

(E) Any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974;

(F) Any trust fund whose trustee is a bank or trust company and whose participants are exclusively plans of the types identified in subparagraph (i)(D) or (E) above, except trust funds that include as participants individual retirement accounts or H.R. 10 plans;

(G) Any business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);

(H) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation (other than a bank as defined in Section 3(a)(2) of the Act or a savings and loan association or other institution referenced in Section 3(a)(5)(A) of the Act or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; and

Ex. A-1

(I) Any investment adviser registered under the Investment Advisers Act;

(ii) Any dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the dealer, provided that securities constituting the whole or a part of an unsold allotment to or subscription by a dealer as a participant in a public offering shall not be deemed to be owned by such dealer;

(iii) Any dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

(iv) Any investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies which own in aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with the investment company or are part of such family of investment companies. “Family of investment companies” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor), provided that:

(A) Each series of a series company (as defined in Rule 18f-2 under the Investment Company Act) shall be deemed to be a separate investment company; and

(B) Investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor);

(v) Any entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; and

(vi) Any bank as defined in Section 3(a)(2) of the Securities Act, any savings and loan association or other institution as referenced in Section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a

Ex. A-2

discretionary basis at least $100 million in securities of issuers that are not affiliated with it and that has an audited net worth at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale under the rule in the case of a U.S. bank or savings and loan association, and not more than 18 months preceding such date of sale for a foreign bank or savings and loan association or equivalent institution.

(2) In determining the aggregate amount of securities owned and invested on a discretionary basis by an entity, the following instruments and interests shall be excluded: bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps.

(3) The aggregate value of securities owned and invested on a discretionary basis by an entity shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published. In the latter event, the securities may be valued at market for purposes of this section.

(4) In determining the aggregate amount of securities owned by an entity and invested on a discretionary basis, securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Exchange Act, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

(5) “Riskless principal transaction” means a transaction in which a dealer buys a security from any person and makes a simultaneous offsetting sale of such security to a qualified institutional buyer, including another dealer acting as riskless principal for a qualified institutional buyer.

Ex. A-3